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                                                                       Exhibit 1

                         FORSYTH CAPITAL MORTGAGE CORP.


                             Shares of Common Stock


                             UNDERWRITING AGREEMENT

                                                                 _________, 2002

ADVEST, INC.
FLAGSTONE SECURITIES, LLC
As Representatives of the Several
Underwriters Named in Schedule I Hereto
c/o Advest, Inc.
One Rockefeller Plaza, 20th Floor
New York, New York  10020

Ladies and Gentlemen:

         Forsyth Capital Mortgage Corp. (the "Company"), a Maryland corporation, hereby confirms its agreement with you and the several underwriters listed on
Schedule I hereto (the "Underwriters"), on whose behalf you have been duly authorized to act as their representatives (the "Representatives"), as follows:

         1. Introduction. Upon the terms and conditions set forth in this Underwriting Agreement (this "Agreement"), the Company agrees to issue and sell to the Underwriters, who are acting severally and not jointly, (i) [5,000,000] shares (the "Firm Shares") of common stock, par value $.01 per share ("Common Stock"), of the Company in the respective numbers of shares set forth opposite the names of the Underwriters in Schedule I hereto and (ii) up to an additional 750,000 shares of Common Stock (the "Option Shares"), at the Underwriters' option, to cover over-allotments, if any, in proportion to the amounts set forth opposite their respective names in Schedule I hereto. The term "Shares" as used herein, unless indicated otherwise, shall mean the Firm Shares and the Option Shares.

         2. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters as follows:

            (a) The Company has filed with the Securities and Exchange Commission (the Commission"), a registration statement on Form S-11 (No. 333-85172) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required prior to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective

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(including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus with respect to the Shares, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

            (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with the corporate power and authority necessary to conduct its business as described in the Prospectus. The Company has no subsidiaries. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the business conducted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations, or net worth of the Company ("Material Adverse Effect"); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

            (c) The Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the Articles of Incorporation or Bylaws of the Company or under any other agreement or arrangement. The rights and limitations of the Shares are set forth in the Prospectus under the caption "Description of Capital Stock."

            (d) The Shares are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and have been approved for listing on the American Stock Exchange, subject to official notice of issuance.

            (e) The Company is not, nor with the giving of notice or lapse of time or both will be, in violation or breach of, or in default under, nor will the execution or delivery of, or the performance and consummation of the transactions contemplated by this Agreement (including the offer, sale, or delivery of the Shares), conflict with, or result in a violation or breach of, or constitute a default under, any provision of the Articles of Incorporation (as amended or restated), Bylaws (as amended or restated) of the Company, or other governing documents of the

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Company, or, except for such breaches that would not, individually or in the aggregate, have a Material Adverse Effect, any agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond, or other evidence of indebtedness, or other agreement or instrument to which the Company is a party or by which it is bound. No consent, approval, filing, authorization, registration, qualification, or order is required for the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than such that have been obtained or made, except for the Blue Sky Laws applicable to the public offering of the Shares by the Underwriters, and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

            (f) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations. As of the effective date of the Registration Statement, and at all times subsequent thereto up to the Closing Date or any Option Closing Date (as defined below), the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and conformed or will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in the Registration Statement, the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein.

            (g) The Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

            (h) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Articles of Incorporation and Bylaws of the Company and the requirements of the American Stock Exchange.

            (i) Dixon Odom PLLC, which has audited, reviewed, and expressed its opinion with respect to certain of the financial statements and schedules filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, and whose report is included in the

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Prospectus and the Registration Statement, are independent accountants as required by the Securities Act and the Securities Act Regulations.

            (j) The financial statements and schedules and the related notes thereto included or to be included, as the case may be, in the Registration Statement, the Preliminary Prospectus, and the Prospectus present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules, and the results of operations and changes in equity and in cash flows of the entities purported to be shown thereby for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be disclosed in the Prospectus. All adjustments necessary for a fair presentation of the results of such periods have been made. No other financial statements or supporting schedules are required to be included in the Registration Statement. The Company had an outstanding capitalization as set forth under the heading "Capitalization" in the Prospectus as of the date indicated therein and there has been no material change therein since such date except as disclosed in the Prospectus. The outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable and have been issued and sold in compliance with all applicable federal and state securities laws.

            (k) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (l) There is no litigation or governmental proceeding, action, or investigation pending or, to the knowledge of the Company, threatened, to which the Company or, other than as contemplated in the Prospectus, any officer or director is or may be a party or to which the Company or its assets is or may be subject, which is required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Securities Act Regulations and is not so disclosed, or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

            (m) The Company has good and marketable title in fee simple to all assets reflected as owned by the Company in the Prospectus (or elsewhere in the Registration Statement), in each case clear of all liens, mortgages, pledges, charges, or encumbrances of any kind or nature except those, if any, reflected in the financial statements described above (or elsewhere in the Registration Statement) or that would not materially affect the use or value thereof.

            (n) The Company has not taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Shares.

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            (o) Except as reflected in or contemplated by the Registration
Statement, since the respective dates as of which information is given in the Registration Statement and prior to the Closing Date and Option Closing Date (as such terms are hereinafter defined):

                (i) the Company has not or will not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business without the prior consent of the Representatives;

                (ii) the Company has not or will not have paid or declared any dividend or other distribution with respect to its capital stock and the Company has not or will not be delinquent in the payment of principal or interest on any outstanding debt obligations; and

                (iii) there has not been and will not be any change in the capital stock or any material change in the indebtedness of the Company (except as may result from the closing of the transactions contemplated by this Agreement), or any adverse change in the condition (financial or otherwise), or any development involving a prospective adverse change in its business (resulting from litigation or otherwise), prospects, properties, condition (financial or otherwise), net worth, or results of operations of the Company.

            (p) There is no contract or other document, transaction, or relationship required to be described in the Registration Statement, or to be filed as an exhibit to the Registration Statement, by the Securities Act or by the Securities Act Regulations that has not been described or filed as required.

            (q) Except as disclosed in the Prospectus, there are no outstanding
(i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

            (r) There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

            (s) The Company has filed all necessary federal and all state, local and foreign income and franchise tax returns and paid all taxes shown as due thereon; and no tax deficiency has been asserted or threatened against the Company.

            (t) The Company has not, directly or indirectly, at any time:

                (i) made any unlawful contribution to any candidate for political office, or failed to disclose any contribution in violation of law; or

                (ii) made any payment to any federal, state, local, or foreign government officer or official, or other person charged with similar public or quasi-public duties,

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other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

            (u) The Company owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, servicemark registrations, copyrights, and licenses necessary for the conduct of the business of the Company, and the Company has not received notice of conflict with the asserted rights of others in respect thereof which has not been resolved.

            (v) The Company has in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company.

            (w) The Company has and holds, and at the Closing Date or Option Closing Date will have and hold, and is operating in material compliance with, and has fulfilled and performed all of its material obligations with respect to, material permits, certificates, franchises, grants, easements, consents, licenses, approvals, charters, registrations, authorizations, and orders (collectively, "Permits") necessary to conduct the business now conducted by it or contemplated by the Prospectus, and all of such Permits are in full force and effect; and there is no pending proceeding, and the Company has not received notice of any threatened proceeding, relating to the revocation or modification of any such Permits. The Company is not (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations heretofore or currently in effect, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

            (x) All material contracts, agreements, and arrangements to which the Company is a party are in full force and effect, and the Company is not in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, which violation or default would, singularly or in the aggregate, have a Material Adverse Effect. The Company has no reason to believe that any other party to such contracts, agreements or arrangements will not or cannot perform in any material respect its duties or obligations under such contract, agreement or arrangement.

            (y) The provisions of any employee pension benefit plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which the Company is a participating employer are in substantial compliance with ERISA, and the Company is not in violation of ERISA. The Company, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any Pension Plans in which the Company is a participating employer, and no facts, including any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with any Pension Plan in which the Company is a participating employer which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate U.S. District Court of a trustee to administer any such plan. The provisions of any employee benefit welfare

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plan, as defined in Section 3(1) of ERISA, in which the Company is a participating employer, are in substantial compliance with ERISA, and the Company, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any such plans.

            (z) After giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, the Company will not be an investment company, unit investment trust or face-amount certificate company under Section 8 of the Investment Company Act of 1940, as amended, or subject to regulation under such Act.

            (aa) Neither the Company nor any of its Affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the "Exchange Act Regulations"), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD.

            (bb) No material labor dispute exists with the Company's employees, and no such labor dispute is threatened.

            (cc) The Company has been organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

         Any certificate signed by any director or officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty of the Company to the Underwriters as to the matters covered thereby.

         Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render an opinion pursuant to Section 8 will also be furnished to the Representatives and counsel for the Underwriters and shall be deemed to be additional representations and warranties to the Underwriters by the Company as to the matters covered thereby.

         3. Purchase Sale and Delivery to Underwriters; Closing. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I at a purchase price of $___ per Firm Share or $___ per Firm Share sold through the Directed Share Program.

         Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of Hunton & Williams, 951 East Byrd Street, Richmond, VA 23219, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. Eastern Time, on the fourth business day (unless postponed in accordance with the provisions of Section 14) following the date of this Agreement, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Date").

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         Payment for the Firm Shares shall be made to the Company by wire transfer of immediately available funds, against delivery to the Underwriters of the Firm Shares to be purchased by them. The Firm Shares shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Company Trust (the "DTC") or in such names as the Representatives may request in writing at least two business days before the Closing Date. The Global Securities representing the Firm Shares shall be made available for examination by the Representatives and counsel to the Underwriters not later than 9:30 A.M. Eastern Time on the last business day prior to the Closing Date.

         In addition, on the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company hereby grants to the Underwriters an option to purchase, severally and not jointly, from the Company the Option Shares in the same proportion as the number of Firm Shares set forth opposite their names on
Schedule I bears to the total number of Firm Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon notice by the Representatives to the Company which sets forth the number of Option Shares as to which the Underwriters are exercising the option, and the time and place at which the certificate representing the Option Shares will be delivered. Such time of delivery may not be earlier than the Closing Date and herein is called the "Option Closing Date." The Option Closing Date shall be determined by the Representatives, but if at any time other than the Closing Date, shall not be earlier than three nor later than five full business days after delivery of such notice to exercise. Certificates for the Option Shares will be made available for inspection at least 24 hours prior to the Option Closing Date at the offices of DTC, or its designated custodian, or at such other location as specified by the Representatives. The manner of payment for delivery of the Option Shares shall be the same as for the Firm Shares as specified in this Section 3.

         It is understood that approximately 150,000 shares of the Firm Shares ("Directed Shares") initially will be reserved by the Underwriters for offer and sale to directors and persons having relationships with the directors ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Share Program"). Under no circumstances will the Representatives or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

         4. Information Provided by the Underwriters. The Representatives, on behalf of the Underwriters, and the Company agree that the information set forth in the _____ and _____ paragraphs of the section in the Prospectus entitled "Underwriting" was the only written information furnished to the Company by and on behalf of any Underwriter expressly for use in connection with the preparation of the Registration Statement.

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         5. Offering by the Underwriters. The Company is advised by the
Representatives that the Underwriters propose to make a public offering of the Shares, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriters deem advisable after the Registration Statement becomes effective.

         6. Agreements of the Company. The Company covenants and agrees with each of the Underwriters that:

            (a) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with copies of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Securities Act, and will file such Prospectus with the Commission in compliance with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification received by the Company of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, or of any notification received by the Company of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company also will advise the Representatives and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus, or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Representatives have not been furnished with copies in a reasonable period of time prior to such filing or if the Representatives reasonably object to such filing.

            (b) For the period during which a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed on it by the Securities Act, as now and hereafter amended, and by the Securities Act Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it becomes necessary at any time to amend the Prospectus, including any amendment or supplement thereto, to comply with the Securities Act, the Company promptly will advise the Representatives and counsel to the Underwriters thereof and the Company will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; and, if any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement, the Company, upon request of the Representatives but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

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            (c) The Company will not, prior to the Option Closing Date or thirty
(30) days after the date of this Agreement, whichever occurs first, without the prior consent of the Representatives, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K under the Securities Act, except as contemplated by the Prospectus.

            (d) The Company will make generally available to its stockholders and the Representatives an earnings statement of the Company as soon as practicable, but in no event later than fifteen (15) months after the end of the Company's current fiscal quarter, covering a period of twelve (12) consecutive calendar months beginning after the effective date of the Registration Statement, but beginning not later than four (4) months after such effective date, which will satisfy the provisions of the last subsection of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

            (e) During such period as a prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request, for the purposes contemplated by the Securities Act.

            (f) The Company will, if necessary, use its best efforts to take or cause to be taken in cooperation with the Representatives and counsel to the Underwriters all actions required in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Representatives may reasonably designate, provided the Company shall not be required to qualify generally as a foreign corporation or as a dealer in securities or to consent generally to service of process under the law of any such state (except with respect to the offering and sale of the Shares), and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Shares (including, without limitation, compliance with all undertakings given pursuant to such qualifications or registrations). In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one (1) year following the date of this Agreement.

            (g) The Company will furnish to its stockholders annual reports containing financial statements audited by independent public accountants in the manner and to the extent required by the Exchange Act. During the period ending three (3) years after the date of this Agreement, (i) as soon as practicable after the end of the fiscal year, the Company will furnish to each of the Representatives two copies of the annual report of the Company containing the audited consolidated balance sheet of the Company as of the close of such fiscal year and corresponding audited consolidated statements of earnings, stockholders' equity and cash flows for the year then ended, and (ii) the Company will file promptly and will furnish to each of the Representatives at or before the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to

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Section 13, 14, or 15 of the Exchange Act. During such three-year period, the
Company also will furnish to the Representatives one copy of the following:

                (i) as soon as practicable after the filing thereof, each other report, statement, or other document filed by the Company with the Commission;

                (ii) as soon as practicable after the filing thereof, all reports, statements, other documents and financial statements furnished by the Company to the American Stock Exchange pursuant to requirements of or agreements with the American Stock Exchange; and

                (iii) as soon as available, each report, statement, or other document of the Company mailed to its stockholders.

            (h) The Company will use its best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters set forth in
Section 8 hereof.

            (i) The Company shall deliver the requisite notice of issuance to the American Stock Exchange and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Shares on the American Stock Exchange.

            (j) The Company shall, if necessary, comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

            (k) The Company shall apply the proceeds from its sale of the Shares in the manner and for the purposes specified under the heading "Use of Proceeds" in the Prospectus. The Company shall file, and will furnish or cause to be furnished to the Underwriters and counsel to the Underwriters copies of all reports as may be required in accordance with Rule 463 under the Securities Act.

            (l) Except for the sale of Shares pursuant to this Agreement and as otherwise described in the Prospectus, the Company shall not, directly or indirectly, offer, sell, contract to sell, issue, distribute, grant any option, right, or warrant to purchase or otherwise dispose of any shares of Common Stock, in the open market or otherwise, for a period of one hundred eighty (180) days after the later of the effective date of the Registration Statement or the date of this Agreement, without the express prior written consent of the Representatives.

            (m) The Company (i) will comply with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of the NASD, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program and (ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

         7. Payment of Expenses and Fees

         Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company will pay or cause to be paid the costs, fees and expenses incurred in connection with the offering of the Shares as follows:

             (a) All costs, fees and expenses incurred in connection with the performance of the obligations of the Company hereunder, including all fees and expenses of the Company's accountants and counsel, all costs and expenses incurred in connection with the preparation, printing, filing, and distribution (including delivery and shipping costs) of the Registration Statement, each Preliminary Prospectus, and the Prospectus (including all amendments and exhibits thereto and the financial statements therein), and agreements and supplements provided for herein, this Agreement and other underwriting documents, including various Underwriters' letters, and the Preliminary and Supplemental Blue Sky Memoranda;

             (b) All filing and registration fees and expenses, including the legal fees and disbursements of counsel, incurred in connection with registering all or any part of the Shares for offer and sale under the Blue Sky Laws;

             (c) All fees and expenses of the Company's registrar and transfer agent; all transfer taxes, if any, and all other fees and expenses incurred in connection with the sale and delivery of the Shares to the Underwriters;

             (d) The filing fees of the NASD and applicable fees charged by the American Stock Exchange for inclusion of the Shares for quotation on the American Stock Exchange; and

             (e) All other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise provided for in this
Section 7.

         8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company set forth herein as of the Closing Date, and if applicable, as of the Option Closing Date, to the performance by the Company of its obligations hereunder, and to the following additional conditions, except to the extent expressly waived in writing by the
Representatives:

             (a) The Registration Statement and all post-effective amendments thereto shall have been declared effective by the Commission no later than 5:30 p.m. Eastern Time, on the date of this Agreement, or such later time as shall have been consented to by the Representatives, but in any event not later than 5:30 p.m. Eastern Time on the third full business day following the date hereof; if the Company omitted information from the Registration Statement at the time it became effective in reliance on Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in compliance with Rule 424(b) and Rule 430A under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceeding for the issuance of such an order shall have been initiated or shall be pending or, to the knowledge of the Company or the Representatives, threatened or contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration

Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives' satisfaction.

             (b) The Shares shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Representatives and the offering contemplated by this Agreement shall have been cleared by the NASD.

             (c) Since the dates as of which information is given in the Registration Statement:

                 (i) There shall not have been any material adverse change, or any development involving a prospective material adverse change, in the ability of the Company to conduct its business (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, condition (financial and otherwise), business, prospects, properties, management, financial position or earnings, results of operations, or net worth of the Company, whether or not arising from transactions in the ordinary course of business; and

                 (ii) The Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident, or other calamity (whether or not insured) or from any court or governmental action, order, or decree; the effect of which on the Company, in any such case described in clause (c)(i) or (ii) above, is in the reasonable opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

             (d) There shall have been furnished to the Representatives on the Closing Date and the Option Closing Date:

                 (i) An opinion of Alston & Bird LLP, counsel to the Company, dated as of the Closing Date and any Option Closing Date, in form and substance substantially in the form attached hereto as Exhibit A; and

                 (ii) The opinion, dated the Closing Date and the Option Closing Date, of Hunton & Williams, counsel to the Underwriters, as to such matters as the Representatives shall reasonably request.

         In rendering the opinion specified in clauses (d)(i) and (ii) above, counsel may rely upon an opinion or opinions, each dated the Closing Date or the Option Closing Date as the case may be, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives, and (B) counsel shall state in its opinion that it believes that it and the Underwriters are justified in relying thereon. Insofar as the above-referenced opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company and certificates of public officials.

             (e) At the time this Agreement is executed and also on the Closing Date and the Option Closing Date, as the case may be, there shall be delivered to the Representatives a letter from Dixon Odom PLLC, the Company's independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the Closing Date, and the third letter to be dated the Option Closing Date, if any, which shall be in form and substance reasonably satisfactory to the Representatives and shall contain information as of a date within five days of the date of such letter. There shall not have been any change set forth in any letter referred to in this subsection (e) that makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

             (f) On the Closing Date and on the Option Closing Date, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial officer or principal accounting officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

                 (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Option Closing Date, as the case may be, and the Company have complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

                 (ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of the respective signatories, no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act;

                 (iii) Each of the respective signatories of the certificate has carefully examined the Registration Statement, the Prospectus, and any amendments or supplements thereto, and such documents contain all material statements and information required to be made therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; provided, however, that no representation need be made as to information contained in the Registration Statement or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and

                 (iv) Since the date on which the Registration Statement was initially filed with the Commission, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition, or earnings of the Company, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company not contemplated in the Prospectus; since such date and except as so disclosed there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or, to the Company's knowledge, threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order, or decree.

             (g) Prior to the Closing Date and any Option Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in connection with the offering of the Shares.

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice from the Representatives to the Company at any time without liability on the part of any Underwriter, including the Representatives, or the Company, except for expenses to be paid by the Company pursuant to Section 7 hereof or reimbursed by the Company pursuant to Section 9 and except to the extent provided in Section 11.

         9. Reimbursement of Underwriters' Expenses. If the sale of the Shares to the Underwriters on the Closing Date is not consummated because the offering is terminated or indefinitely suspended by the Company or by the Representatives for any reason permitted by this Agreement, other than the Underwriters' inability to legally act as Underwriter, the Company will reimburse the Underwriters for up to $80,000 of the Underwriters' reasonable out-of-pocket expenses, including fees and disbursements of their counsel, that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Shares. Any such termination or suspension shall be without liability of any party to the other except that the provisions of this Section 9, and Sections 7 and 11 shall remain effective and shall apply.

         10. Maintain Effectiveness of Registration Statement. The Company will use its best efforts to prevent the issuance of any stop order or other such order suspending the effectiveness of the Registration Statement and, if such stop order is issued, to obtain the lifting thereof as soon as possible.

         11. Indemnification and Contribution.

             (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses, liabilities, or actions in respect thereof ("Claims"), joint or several, to which such Underwriter or each such controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty, or covenant of the Company contained in this Agreement, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify or register any or all of the Shares under the securities laws thereof (any such document, application, or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse each Underwriter and each such controlling person promptly for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim or appearing as a third-party witness in connection with any such Claim; provided, however, that the Company will not be liable in any such case to the extent that:

             (i) Any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriters to the Company expressly for use therein as set forth in Section 4 of this Agreement; or

             (ii) Such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by any Underwriter (or any person who controls such Underwriter) resulted from an action, claim, or suit by any person who purchased Shares that are the subject thereof from such Underwriter in the offering of the Shares, and (2) such Underwriter failed to deliver a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Securities Act, unless such failure was due to failure by the Company to provide copies of the Prospectus (as so amended) to the Underwriter as required by this Agreement.

         (b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company, each of its directors and officers who sign the Registration Statement, and each person who controls the Company within the meaning of the Securities Act, against any Claim to which the Company, or any such director, officer, or controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, Exchange Act Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representatives, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with the written information furnished by or on behalf of such Underwriter to the Company as set forth in Section 4 of this Agreement.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 11 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

         (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under subsection (a) or (b) of this Section 11 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

             (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this Section 11 (it being understood, however, that the indemnified party shall not be liable for the legal fees and expenses of more than one separate counsel (plus local counsel), approved by the Representatives if one or more of the Underwriters or their controlling persons are the indemnified parties); or

             (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action.

         (e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party or is insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 11 in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject, to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

             (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares; or

             (ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above, but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

         The respective relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in such proportion that the Underwriters are responsible for that portion of a Claim represented by the percentage that the amount of the underwriting discounts and commissions bears to the public offering price of the Shares, and the Company (including the Company's directors, officers, and controlling persons) is responsible for the remaining portion of such Claim.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and
(d) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         (f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata or per capita allocation or by any other method or allocation that does not take into account the equitable considerations referred to in subsection (e) of this Section 11. Notwithstanding the other provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation to contribute pursuant to this
Section 11 are several in proportion to their respective underwriting commitments and not joint.

         (g) The Company agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls each Underwriter and its affiliates within the meaning of either the Securities Act or the Exchange Act, from and against any and all Claims to which the Company, or any such director, officer, or controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, Exchange Act Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representatives, which consent shall not be unreasonably withheld), insofar as such Claim (i) is caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) results from the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) relates to, or arises out of or in connection with, the Directed Share Program.

         (h) The obligations of the Company and the Underwriters under this
Section 11 shall be in addition to any liability that the Company or the Underwriters may otherwise have.

     12. Default of Underwriters. It shall be a condition to this Agreement and to the obligations of the Company to sell and deliver the Shares hereunder, and to the obligations of each Underwriter to purchase the Shares in the manner described herein, that, except as hereinafter provided in this Section 12, each of the Underwriters (except a defaulting Underwriter) shall purchase and pay for all the Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on either the Closing Date or the Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the number of Shares the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters so default and the number of Shares with respect to which such default or defaults occur is greater than the above percentage and arrangements satisfactory to the Representatives for the purchase of such Shares by other person are not made within thirty-six (36) hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except to the extent provided in Section 11.

     If Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for not more than seven (7) business days in order that the necessary changes, if any, in the Registration Statement, Prospectus, and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an

Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     13. Effective Date. This Agreement shall become effective immediately on the date hereof.

     14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to the Closing Date and the option from the Company referred to in Section 3, if exercised, may be canceled by the Representatives at any time prior to the Option Closing Date, if:

         (a) The Company shall have failed, refused, or been unable, at the Closing Date or Option Closing Date, as the case may be, to perform any agreement on its part to be performed hereunder;

         (b) Any other condition to the obligations of the Underwriters hereunder is not fulfilled as of the Closing Date or Option Closing Date, as the case may be;

         (c) Minimum or maximum prices shall have been generally established on any national securities exchange, or trading in securities generally shall have suspended on any national securities exchange or on The Nasdaq Stock Market, or a general banking moratorium shall have been established by federal or New York State authorities; or

         (d) There shall have occurred any outbreak or escalation of major hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis the effect of which on the general financial market is such as to make it, in the Representatives' reasonable judgment, impracticable or inadvisable to proceed with completion of the sale and payment for the Shares as provided in this Agreement.

     Any termination pursuant to this Section 14 shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid by the Company pursuant to Section 7 or reimbursed by the Company pursuant to Section 9 and except as to indemnification and contribution to the extent provided in Section 11).

     15. Representations and Indemnities to Survive Delivery. The respective indemnity and contribution agreements of the Company and the Underwriters, and the representations, warranties, covenants, other statements of the Company and of their directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder. The respective indemnity and contribution agreements of the Company and the Underwriters, the provisions of Section 7(a) and Section 9 of this Agreement, and the representations and warranties of the Company will survive the termination or cancellation of this Agreement.

     16. Notices. All communications hereunder shall be in writing and, if sent to the Representatives, will be mailed, delivered, or telecopied (with receipt confirmed) to The Representatives, c/o Advest, Inc., at One Rockefeller Plaza, 20th Floor, New York, New York

10020, Attention: Stephen J. Gilhooly, Director (Fax No. (212) 484-3892) with a copy to David C. Wright, Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219 (Fax No. (804) 788-8218); and if sent to the Company will be mailed, delivered, or telecopied (with receipt confirmed) to Forsyth Capital Mortgage Corp., 3288 Robinhood Road, Suite 105, Winston-Salem, North Carolina 27106, Attention: Michael R. Hough, Chairman of the Board and Chief Executive Officer (Fax No. (336) 760-9391) with a copy to Brad S. Markoff, Alston & Bird LLP, 3201 Beechleaf Court, Suite 600, Raleigh, North Carolina 27604 (Fax No.
(919) 862-2260).

         17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns, and to the benefit of the directors and officers (and their personal representatives) and controlling persons referred to in Section 11, and no other person shall acquire or have any right or obligation hereunder. The terms "successors or assigns," as used in this Agreement, shall not include any purchaser of the Shares from any Underwriter merely by reason of such purchase.

         18. Partial Unenforceability. If any section, subsection, clause, or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection, clause, or provision hereof.

         19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         20. Entire Agreement. This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein, and there have not been and are no agreements among the parties with respect to such transactions other than as set forth or provided for herein.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon this Agreement will become a binding agreement among the Company and the Underwriters, including the Representatives, in accordance with its terms.

                        Very truly yours,

                        FORSYTH CAPITAL MORTGAGE CORP.


                        By:     ________________________________________________

                        Title:  ________________________________________________


                        ADVEST, INC.
                        FLAGSTONE SECURITIES, LLC

                        As representatives of the several Underwriters listed in
                        Schedule I.

                        BY: ADVEST, INC

                        By:     ________________________________________________

                        Title:  ________________________________________________

                         FORSYTH CAPITAL MORTGAGE CORP.

                                   SCHEDULE I

                                                                   Number of
                                                                Firm Shares to
Name of Underwriter                                              be Purchased
-------------------                                              ------------
Advest, Inc. ................................................    ____________

Flagstone Securities, LLC ...................................    ____________


TOTAL .......................................................    ____________

                                                                       EXHIBIT A

The opinion of counsel to the Company to be delivered pursuant to Section 8(d)(i) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Maryland, with requisite corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

         2. The Company is qualified to do business as a foreign corporation under the corporation laws of the State of North Carolina.

         3. The Company has the corporate power and authority necessary to execute, deliver, and perform the Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity and except as to those provisions relating to indemnity or contribution for liabilities arising under the Securities Act and the rules and regulations promulgated thereunder.

         4. The issuance and sale of the Shares has been duly authorized and, when issued and delivered against payment therefor as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable, and the Underwriters will acquire good and marketable title to the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim created by the Company.

         5. After giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, the Company will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         6. The statements set forth in the Registration Statement and Prospectus under the captions "Federal Income Tax Consequences of Our Status as a REIT" and "Description of Capital Stock," insofar as such information constitutes matters of law or legal conclusions, are correct in all material respects and fairly summarizes the information set forth therein.

         7. The Company has authorized capitalization as set forth in the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Prospectus, to such counsel's knowledge, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the

Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

         8. The Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission.

         9. The Registration Statement and the Prospectus and any amendment or supplement thereto made by the Company prior to the Closing Date or any Option Closing Date (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), when it or they became effective or were filed with the Commission, as the case may be, and in each case at the Closing Date or any Option Closing Date, complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that: (1) the Registration Statement (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, not misleading, or (2) the Prospectus (other than the financial statements and financial and statistical data included therein, as to which no opinion need be rendered), as of its date and at the Closing Date or any Option Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

         10. To the knowledge of such counsel, other than as contemplated in the Prospectus, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property which would affect the consummation of the transactions contemplated in the Underwriting Agreement or the issuance of the Shares.

         11. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of a character required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed as exhibits thereto.

         12. To such counsel's knowledge, the Company is not in violation of the articles of incorporation or the bylaws of the Company, is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement.

         13. To such counsel's knowledge, the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law or regulation, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct its business, as described in the Prospectus, except for any such license, authorization, consent, approval or filing, the failure of which to obtain would not cause a Material Adverse Effect. To such counsel's knowledge, the Company is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such material license, authorization, consent or approval or any applicable law, regulation or decree, order or judgment applicable to the Company, except for any such violation, default or revocation that would not cause a Material Adverse Effect

         14. No approval, authorization, consent, registration, qualification or other order of any governmental board or body is required in connection with the execution and delivery of the Underwriting Agreement, or the issuance and sale of the Shares or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act, the Exchange Act or such as may be required by the NASD Regulation, Inc. or under the blue sky or securities laws of various states in connection with the offering and sale of the Shares (as to which such counsel need express no opinion).

         15. Neither the issuance, sale and delivery of the Shares, nor the execution, delivery and performance of the Underwriting Agreement nor the consummation of the transactions contemplated thereby nor the fulfillment of the terms thereof by the Company will conflict with or constitute a breach of, or default under: (A) the articles of incorporation or bylaws of the Company; (B) any contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement; or (C) to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

         16. The issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company, or, to the knowledge of such counsel, under any agreement to which the Company is a party.

         17. To such counsel's knowledge, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

         18. The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

         19. The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and bylaws of the Company and the requirements of the American Stock Exchange.

         20. The 8-A Registration Statement complied as to form in all material respects with the requirements of the Exchange Act; the 8-A Registration Statement has become effective under the Exchange Act; and the Shares have been validly registered under the Securities Act, the Exchange Act and the Securities Act Regulations and the Exchange Act Regulations.

         21. Based on the description of the Company's business in the Prospectus, the Company is not required to be registered as a commodity pool operator under the Commodity Exchange Act, as amended.

         22. Commencing with the Company's initial taxable year ending December 31, 2002 and assuming that the elections and other procedural steps referred to in the Officer's Certificate are completed by the Company in a timely fashion, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company's contemplated method of operations will enable it to satisfy the requirements for such qualification commencing with the Company's taxable year ending December 31, 2002.